Exhibit 99.1

Form of Proxy Card for Virginia Company Bank

REVOCABLE PROXY

Virginia Company Bank

Special Meeting of Shareholders

[     ], 2014, [    :    ] [a][p].m., Eastern Time

This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking all prior proxies, hereby appoints John F. Biagas, Allen R. Jones, Jr. and D. Wayne Moore, and each or any of them, as proxies with full power of substitution in each, and hereby authorizes them to represent the undersigned and to vote, as designated below, all of the shares of common stock of Virginia Company Bank which the undersigned is entitled to vote at a Special Meeting of Shareholders to be held [              ], 2014, or at any adjournments or postponements thereof.

The Special Meeting of Shareholders of Virginia Company Bank will be held at [         ] on [   ], 2014, at [    :    ] [a][p].m., Eastern Time.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed on the other side)

VIRGINIA COMPANY BANK – SPECIAL MEETING, [    ], 2014

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free [( ) - ] on a Touch-Tone Phone. There is NO CHARGE to you for this call.

2.	Via the Internet at [ ] and follow the instructions.

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY!

REVOCABLE PROXY

Virginia Company Bank

☒  Please mark your vote as in this example.

1.	To approve the Agreement and Plan of Reorganization, dated as of May 29, 2014, among Eastern Virginia Bankshares, Inc., its wholly-owned banking subsidiary EVB, and Virginia Company Bank, and related plan of merger, as each may be amended from time to time (the “merger agreement”), and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To grant the board of directors the authority to adjourn, postpone or continue the special meeting on one or more occasions, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the special meeting or any adjournment, postponement or continuance of the special meeting.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2. All joint owners MUST sign.

Please be sure to date and sign this proxy card in the box below.

Date	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD HERE IF YOU ARE VOTING BY MAIL

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call [( ) - ] Toll-Free on a Touch-Tone Phone
anytime prior to 3 a.m., [ ], 2014.

To Vote by Internet:

Go to [ ] prior to 3 a.m., [ ], 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.